China Armco Metals Reports Record Financial Results for the Full Year of 2009

Financial Highlights

- Full year 2009 revenue reaches a record $86.9 million, up 57% from 2008
- Full year 2009 net income increases to $5.1 million, up 54% from 2008
- Full year basic and diluted EPS rises to $0.51 per share on 10.1 million shares, up from $0.44 on 7.5 million shares
- Company to provide earnings guidance for 2010 during today's 4:30 p.m. EDT Conference Call

SAN MATEO, CA--(MARKET WIRE)--March 31, 2010 -- China Armco Metals, Inc. (AMEX CNAM - News),  a distributor of imported metal ore and growing scrap metal recycler, today announced China Armco's financial results for the year ended December 31, 2009.

Full Year Financial Results

For the full year of 2009 China Armco generated record revenue of $86.9 million as compared to revenue of $55.4 million for the same period of 2008, an increase of 57%.  The performance for the full year of 2009 reflected a marked improvement in the Chinese economy, particularly in the steel production industry resulting in an increase in demand and prices of metal ore in China Armco’s metal ore distribution business.  Performance was also aided by an increase in capital available to China Armco through various credit facilities obtained throughout 2009.

Cost of goods sold for the full year of 2009 were $78.0 million, an increase of $26.8 million compared to the full year of 2008.  Gross margins were 10.3% for the year ended December 31, 2009 versus gross margins of 7.5% in 2008.  Overall margins were favorably impacted by a rising price environment for a number of metal ore distributed by China Armco coupled with China Armco’s effective sourcing capabilities.  China Armco derives profits from sales of several types of ore.  Each type of ore has a target gross margin and when [combined] produced the 10.3%  blended gross profit margin for China Armco. Operating expenses for the full year of 2009 were $1.7 million as compared to $1.3 million for the same period in 2008.  The increase is mainly a result of costs associated with the launching of its metal recycling operations in 2010.

Income taxes were $1.2 million for the year ended December 31, 2009 as compared to $787,000 for the full year of 2008. China Armco’s China operations are subject to a statutory tax rate of 17.5% and its Hong Kong distribution operations are subject to Hong Kong SAR income taxes as of January 1, 2008.

For the year ended December 31, 2009 net income rose to $5.1 million as compared to $3.3 million in 2008, an increase of 55%.  On a basic and diluted basis, earnings per share for the full year of 2009 were $0.51 per share based on 10.1 million weighted average common shares outstanding as compared to $0.44 per basic and diluted share in 2008 on 7.5 million weighted average common shares outstanding.

Balance Sheet Highlights

At December 31, 2009, total assets were $59.6 million, an increase of over 106% from the $28.8 million at December 31, 2008. This increase was largely attributable to the utilization of financing facilities obtained throughout 2009 to complete construction and purchase equipment for its metal recycling facility as well as purchase inventory to expand its distribution business. At December 31, 2009, shareholder equity was $17.1 million compared to $15.3 million at December 31, 2008.  Total current assets were $37.8 million with working capital of approximately $5.3 million.  Subsequent to year’s end, China Armco received approximately $6.6 million from the exercise of 1,310,346 warrants in March of 2010.

Commenting on this financial performance for 2009, Kexuan Yao, China Armco’s Chairman and CEO stated, “Our efforts to maintain business relationships and work with our customers in the uncertain period late in 2008 and 2009 coupled with our ability to secure necessary credit facilities, enabled us to thrive and expand as China recovered throughout 2009. Commodities sales and metal production continues to increase creating a very favorable environment for the future.  We are excited to launch the operations of our scrap metal facility and believe we have laid the foundation for an extended period of expansion in both top and bottom line performance for the remainder of 2010 and beyond.  Our new scrap metal production capacity places us among the top ten producers in China and we intend to aggressively exploit this opportunity with an eye toward further expansion”.

China Armco Metals Conference Call to discuss China Armco's financial results for the full year of 2009.
China Armco Metals will hold a conference call today to discuss its 2009 results as well as provide its outlook for 2001.  The call information is as follows:
--  Date: March 31, 2010
--  Time: 4:30 p.m. Eastern Daylight Time
--  Dial-in number for US/Canada: (877) 407-6180
--  Dial-In number for international callers: (201) 689-8050
--  Conference ID:  CNAM 2009 Annual Earnings Release Conference Call

This call is being webcast and can be accessed at http://www.investorcalendar.com/IC/CEPage.asp?ID=156911. The playback of the webcast can be accessed through either site until April 6, 2010. To access the webcast, you will need to have the Windows Media Player on your desktop. For the free download of the Media Player, please visit: http://www.microsoft.com/windows/windowsmedia/en/download/default.asp
The Teleconference will be available for replay until 11:59 PM April 6, 2010
--  Replay Number (Toll Free) : (877) 660-6853
--  Replay Number (international) : (201) 612-7415
--  Account #: 286
--  Conference ID: 348153

About China Armco Metals, Inc.

China Armco Metals, Inc. is engaged in the sale and distribution of metal ore and non-ferrous metals throughout the PRC and has entered the recycling business with the recent launch of operations of a 1-million ton per year shredder and recycler of metals located on 32 acres of land acquired by China Armco.  China Armco maintains customers throughout China which includes the fastest growing steel producing mills and foundries in the PRC. Raw materials are supplied from global suppliers in India, Hong Kong, Nigeria, Brazil, Turkey, and the Philippines. China Armco's product lines include ferrous and non-ferrous ore, iron ore, chrome ore, nickel ore, magnesium, copper ore, manganese ore and steel billet. The recycling facility is expected to be capable of recycling one million metric tons of scrap metal per year which will position China Armco as one of the 10 largest recyclers of scrap metal in China. China Armco estimates the recycled metal market as 70 million metric tons.

Safe Harbor Statement

In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, China Armco Metals, Inc., is hereby providing cautionary statements identifying important factors that could cause our actual results to differ materially from those projected in forward-looking statements (as defined in such act). Any statements that are not historical facts and that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, indicated through the use of words or phrases such as "will likely result," "are expected to," "will continue," "is anticipated," "estimated," "intends," "plans," "believes" and "projects") may be forward-looking and may involve estimates and uncertainties which could cause actual results to differ materially from those expressed in the forward-looking statements. These statements include, but are not limited to, our guidance and expectations regarding revenues, net income and earnings. In addition, any such statements are qualified in their entirety by reference to, and are accompanied by, the following key factors that have a direct bearing on our results of operations:

We caution that the factors described herein could cause actual results to differ materially from those expressed in any forward-looking statements we make and that investors should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. New factors emerge from time to time, and it is not possible for us to predict all of such factors. Further, we cannot assess the impact of each such factor on our results of operations or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. This press release is qualified in its entirety by the cautionary statements and risk factor disclosure contained in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the year ended December 31, 2009.

Contact:

Gary Liu
U.S. Representative
954.363.7333 ext. 318

CHINA ARMCO METALS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	December 31, 2009	December 31, 2008
ASSETS
CURRENT ASSETS:
Cash	$743,810	$3,253,533
Pledged deposits	779,169	-
Accounts receivable, net	28,390,528	16,722,307
Inventories	496,149	197,402
Advance on purchases	3,903,782	3,680,872
Prepayments and other current assets	3,513,538	379,452

Total Current Assets	37,826,976	24,233,566

PROPERTY, PLANT AND EQUIPMENT, net	19,642,861	2,377,816

LAND USE RIGHTS, net	2,158,234	2,208,902

Total Assets	$59,628,071	$28,820,284

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Loans payable	$17,021,558	$2,914,345
Current maturities of long-term debt	2,193,881	-
Accounts payable	6,841,584	6,694,534
Advances from stockholder	35,475	236,595
Customer deposits	2,453,098	2,613,653
Corporate income tax payable	1,990,277	787,759
Value added tax and other taxes payable	1,312,455	251,553
Accrued expenses and other current liabilities	654,756	32,899

Total Current Liabilities	32,503,084	13,531,338

LONG-TERM DEBT	6,581,641	-

DERIVATIVE LIABILITY	3,417,974	-

Total Liabilities	42,502,699	13,531,338

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
Preferred stock, $0.001 par value; 1,000,000 shares authorized;
none issued or outstanding	-	-
Common stock, $0.001 par value, 74,000,000 shares authorized,
10,310,699 and 10,092,449 shares issued and outstanding, respectively	10,310	10,092
Additional paid-in capital	2,556,966	6,942,588
Deferred compensation	(676,500)	-
Retained earnings	14,936,915	7,967,064
Accumulated other comprehensive income:
Foreign currency translation gain	297,681	369,202

Total Stockholders' Equity	17,125,372	15,288,946

Total Liabilities and Stockholders' Equity	$59,628,071	$28,820,284

CHINA ARMCO METALS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

	For the Year	For the Year
	Ended	Ended
	December 31, 2009	December 31, 2008

NET REVENUES	$86,939,841	$55,358,567

COST OF GOODS SOLD	77,995,219	51,226,667

GROSS PROFIT	8,944,622	4,131,900

OPERATING EXPENSES:
Selling expenses	447,051	121,362
General and administrative expenses	1,263,957	1,129,442

Total operating expenses	1,711,008	1,250,804

INCOME FROM OPERATIONS	7,233,614	2,881,096

OTHER (INCOME) EXPENSE:
Interest income	(14,092)	(15,696)
Interest expense	526,326	164,110
Import and export agency income	-	(3,367)
Gain from contracts termination	-	(1,151,453)
Loss (gain) on change in fair value of derivative liability	166,025	-
Loss on forward foreign currency contracts	-	19,739
Government subsidy	(52,347)	-
Other (income) expense	271,249	(191,097)

Total other (income) expense	897,161	(1,177,764)

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	6,336,453	4,058,860

INCOME TAXES	1,212,057	787,759

INCOME FROM CONTINUING OPERATIONS	5,124,396	3,271,101

DISCONTINUED OPERATIONS
Gain on disposal of discontinued operations, net of tax	-	61,514
INCOME FROM DISCONTINUED OPERATIONS	-	61,514

NET INCOME	5,124,396	3,332,615

OTHER COMPREHENSIVE INCOME:
Foreign currency translation gain (loss)	(71,521)	292,544

COMPREHENSIVE INCOME	$5,052,875	$3,625,159

NET INCOME PER COMMON SHARE - BASIC AND DILUTED:
Continuing operations	$0.51	$0.44
Discontinued operations	$0.00	$0.00
Total net income per common share	$0.51	$0.44

Weighted Common Shares Outstanding - basic and diluted	10,101,603	7,512,085